Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-141487, 333-149996, 333-157959 and 333-165813) of Glu Mobile Inc. of our report dated March 21, 2011 relating to the financial statements, which appears in Glu Mobile Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 21, 2010